QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-44117, No. 333-62936 and No. 333-126583) of our report dated February 14, 2003, except for Note 12, as to which the date is July 29, 2005 relating to the financial statements of Mac-Gray Corporation, which appears in the Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 1, 2005

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM